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Exhibit 99.1

FOR IMMEDIATE RELEASE	March 10, 2008

Almost Family Announces Record Quarterly and Year End Results

FY 2007 EPS from Continuing Operations up 72% over 2006

Louisville, KY – Almost Family, Inc. (NASDAQ:AFAM) today announced its operating results for the quarter and year ended December 31, 2007 with record performance reported for both periods.

Fourth Quarter Financial Highlights

•

Net Income From Continuing Operations was $2,075,903 or $0.37 per diluted share in the quarter ended December 31, 2007 as compared to $1,412,988 or $0.26 per diluted share in the same quarter of 2006 for diluted EPS growth of 40%.

•	Consolidated revenues increased approximately 38% over the same quarter last year.
•	The Company’s VN segment revenues grew 58% over the same quarter last year.
•

VN markets with no acquisition activity generated 27% revenue growth, while markets with acquisitions added $6.7 million to revenue for the quarter. VN markets with no acquisition activity generated 32% of the VN segment’s revenue growth over the same quarter of last year.

Fiscal Year Financial 2007 Highlights

•	Net Income From Continuing Operations was $7,814,474 or $1.40 per diluted share in 2007 as compared to $4,315,291 or $0.81 per diluted share in 2006 for diluted EPS growth of 72%.
•	Consolidated revenues increased approximately 46% over last year
•	The Company’s VN segment revenues grew 74% over last year
•	During 2007, the Company invested approximately $11 million of capital in acquisitions of home health agencies.
•

VN markets with no acquisition activity generated 27% revenue growth, while markets with acquisitions added $30 million to revenue for the year. VN markets with no acquisition activity generated 27% of the VN segment’s revenue growth over the prior year.

•	Days sales outstanding in accounts receivable were 44 at December 31, 2007, versus 45 at December 31, 2006

William B. Yarmuth, AFAM’s Chairman and CEO commented on the results:

“We are extremely pleased to report our record operating performance for the quarter and the year ended December 2007. During the year we continued to generate strong internally generated revenue growth while also expanding our footprint with significant acquisitions. Also during the year we successfully integrated 20 branches acquired from Mederi in December 2006. Finally, during the quarter we were able to complete the acquisition of Quality of Life which, to date has met all our expectations.”

Yarmuth concluded: “All of this success can be attributed to the quality of service to our patients and referral sources, which in turn can be attributed only to the quality and outstanding performance of our loyal employees and I want to take this opportunity to sincerely thank them for their fine efforts throughout 2007.”

Quarterly Discussion

Net Income From Continuing Operations grew 41% to $2,075,903 or $0.37 per diluted share for the December 2007 quarter as compared to $1,412,988 or $0.26 per diluted share in the December 2006 quarter. Revenues grew 38% to $35.9 million in the December 2007 quarter from $26.0 million in the December 2006 quarter. The quarter ended December 2007 included approximately $2.3 million of revenue from the Quality of Life acquisition completed October 27, 2007.

Revenues in the Company’s “Caretenders” Visiting Nurse (VN) segment grew 58% over the same period last year. Acquired operations contributed approximately $6.7 million of that revenue growth. The $3.1 million balance of the VN revenue increase came from internal growth.

Net income including discontinued operations, was $2,069,916 or $0.37 per diluted share in the quarter ended December 31, 2007 and $1,469,065 or $0.27 per diluted share in 2006.

The number of weighted average shares outstanding for purposes of calculating diluted earnings per share increased 5% between periods.

VN Revenue Comparison for the Quarter

Due to the significant impact of acquisition activities on VN revenue growth, the following tables are presented comparing revenue growth by market type for the quarters ended December 31, 2007 and 2006:

VN Revenue Comparison by Market Type – All VN Operations	# of Mkts	2007	2006	Change	Percent

Newly acquired markets	16	$7,249,942	$1,230,132	$6,019,810

Markets with in-market acquisitions	10	4,923,509	4,247,427	676,082	15.9%
Acquisition related markets	26	12,173,451	5,477,559	6,695,892

Markets with no acquisition impact	25	14,658,264	11,543,384	3,114,880	27.0%
	51	$26,831,715	$17,020,943	$9,810,772	57.6%

VN revenues grew approximately $9.8 million between years of which 61% came from newly acquired markets,

7% came in markets with in-market acquisitions and 32% came from markets with no acquisition impact.

Results of operations for the quarters ended December 31, 2007 and 2006 are set forth in the tables below:

	December		December
	2007		2006		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net revenues
Visiting Nurses	$ 26,831,715	74.8%	$ 17,020,943	65.6%	$ 9,810,772	57.6%
Personal Care	9,044,670	25.2%	8,932,482	34.4%	112,188	1.3%
	$ 35,876,385	100.0%	$ 25,953,425	100.0%	$ 9,922,960	38.2%
Operating income
Visiting Nurses	$ 5,406,787	20.2%	$ 3,166,646	18.6%	$ 2,240,141	70.7%
Personal Care	796,822	8.8%	1,171,932	13.1%	(375,110)	-32.0%
	6,203,609	17.3%	4,338,578	16.7%	1,865,031	43.0%
Unallocated corporate expenses	2,380,466	6.6%	1,957,485	7.5%	422,980	21.6%
	3,823,143	10.7%	2,381,093	9.2%	1,422,051	60.6%
Interest expense	186,503	0.5%	39,780	0.2%	146,723	NM
Pre-tax income	3,636,640	10.1%	2,341,313	9.0%	1,295,328	55.3%
Income taxes	1,560,737	4.4%	928,325	3.6%	632,413	68.1%
Net income from continuing operations	$ 2,075,903	5.8%	$ 1,412,988	5.4%	$ 662,915	46.9%
Income (loss) from discontinued operations, net of tax	(5,987)		56,077		(62,064)	NM
Net income	$ 2,069,916		$ 1,469,065		$ 600,851	40.9%

Diluted earnings per share
Diluted shares outstanding (1)	5,668,916		5,388,256		280,660	5.2%
Continuing operations	$ 0.37		$ 0.26		$ 0.10	39.6%
Discontinued operations	0.00		0.01		(0.01)	NM
	$ 0.37		$ 0.27		$ 0.09	33.9%

(1) shares adjusted to give effect to 2-for-1 share split completed in January 2007

Continuing Operations
EBITDA	$ 4,060,494	$ 2,589,200	$ 1,471,294	56.8%
Effective tax rate	42.9%	39.6%	3.3%

NM=Not Meaningful

Year End Results

Net Income From Continuing Operations grew 81% to $7,814,474 or $1.40 per diluted share for the year ended December 2007 as compared to $4,315,291 or $0.80 per diluted share in 2006. Revenues grew 46% to $132 million in 2007 from $91 million in 2006.

Revenues in the VN segment grew 74% over the same period last year. Acquired operations contributed approximately $29.8 million of that revenue growth. The $11.2 million balance of the VN revenue increase came from internal growth. Net income including discontinued operations, was $7,603,560 or $1.36 per diluted share in the year ended December 31, 2007 and $4,239,443 or $.80 per diluted share in 2006.

VN Revenue Comparison for the Year

Due to the significant impact of acquisition activities on VN revenue growth, the following tables are presented comparing revenue growth by market type for the years ended December 31, 2007 and 2006:

VN Revenue Comparison by Market Type – All VN Operations	# of Mkts	2007	2006	Change	Percent

Newly acquired markets	16	$24,933,372	$1,230,132	$23,703,240

Markets with in-market acquisitions	10	17,944,250	11,830,306	6,113,944	51.7%
Acquisition related markets	26	42,877,622	13,060,439	29,817,183

Markets with no acquisition impact	25	53,342,327	42,129,819	11,212,508	26.6%
	51	$96,219,949	$55,190,258	$41,029,691	74.3%

VN revenues grew approximately $41 million between years of which 58% came from newly acquired markets, 15% came in markets with in-market acquisitions and 27% came from markets with no acquisition impact.

Results of operations for the years ended December 31, 2007 and 2006 are set forth in the tables below:

	December		December
	2007		2006		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net revenues
Visiting Nurses	$ 96,219,949	72.8%	$ 55,190,258	60.9%	$ 41,029,691	74.3%
Personal Care	35,910,107	27.2%	35,455,236	39.1%	454,871	1.3%
	$ 132,130,056	100.0%	$ 90,645,494	100.0%	41,484,562	45.8%
Operating income
Visiting Nurses	$ 19,592,144	20.4%	$ 9,098,996	16.5%	$ 10,493,148	115.3%
Personal Care	3,412,008	9.5%	3,899,545	11.0%	(487,537)	-12.5%
	23,004,152	17.4%	12,998,541	14.3%	10,005,611	77.0%
Unallocated corporate expenses	9,080,618	6.9%	5,891,932	6.5%	3,188,686	54.1%
	13,923,534	10.5%	7,106,609	7.8%	6,816,925	95.9%
Interest expense (income)	836,911	0.6%	(54,440)	-0.1%	891,351	NM
Pre-tax income	13,086,623	9.9%	7,161,049	7.9%	5,925,574	82.7%
Income taxes	5,272,149	4.0%	2,845,758	3.1%	2,426,391	85.3%
Net income from continuing Operations	$ 7,814,474	5.9%	$ 4,315,291	4.8%	$ 3,499,183	81.1%
Income (loss) from discontinued operations, net of tax	(210,914)		(75,848)		(135,066)	NM
Net income	$ 7,603,560		$ 4,239,443		$ 3,364,117	79.4%

Diluted earnings per share
Diluted shares outstanding (1)	5,599,476		5,326,997		272,479	5.1%
Continuing operations	$ 1.40		$ 0.81		$ 0.59	72.3%
Discontinued operations	(0.04)		(0.01)		(0.02)	NM
	$ 1.36		$ 0.80		$ 0.56	70.6%

(1) shares adjusted to give effect to 2-for-1 share split completed in January 2007

Continuing Operations
EBITDA	$ 15,115,933	$ 8,105,985	$ 7,009,948	86.5%
Effective tax rate	40.3%	39.7%	0.6%

NM = Not Meaningful

Non-GAAP Financial Measure

The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA:

EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

The following table sets forth a reconciliation of Continuing Operations Net Income to EBITDA:

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Net income from continuing operations	$ 2,075,903	$ 1,412,988	$ 7,814,474	$ 2,530,510
Add back:
Interest expense (income)	186,503	39,780	836,911	(54,440)
Income taxes	1,560,737	928,325	5,272,149	2,845,758
Depreciation & amortization	216,501	208,107	842,201	999,376
Amortization of stock-based compensation	20,850	-	350,198	-

Earnings from continuing operations Before Interest, Income Taxes, Depreciation & Amortization (EBITDA)	$ 4,060,494	$ 2,589,200	$ 15,115,933	$ 8,105,985

Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Missouri, Alabama, Illinois and Indiana (in order of revenue significance).

Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

All statements, other than statements of historical facts, included in this news release, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “believe,” estimate,” “project,” anticipate,” “continue,” or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2006, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.